UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2023

CARMELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40228	86-1645738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2403 Sidney Street, Suite 300 Pittsburgh, Pennsylvania	15203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 313-9633

Carmell Therapeutics Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CTCX	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CTCXW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2023, Carmell Corporation (formerly Carmell Therapeutics Corporation) (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Aztec Merger Sub, Inc. (“Merger Sub”) and Axolotl Biologix, Inc. (“Axolotl”), which provides for, among other things, the merger of Axolotl with and into Merger Sub, with Axolotl being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company (the “Acquisition”). Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of Axolotl (other than the Dissenting Shares (as defined in the Merger Agreement) and the shares held in treasury) will be cancelled in exchange for aggregate consideration of (i) up to approximately $8.0 million in cash, (ii) a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to (1) $57.0 million divided by (2) the VWAP (as defined in the Merger Agreement) of the Common Stock for the 30 consecutive trading days immediately preceding the Closing Date (as defined in the Merger Agreement) (such consideration the “Closing Share Consideration”), and (iii) up to $9.0 million in cash and up to $66.0 million in shares of Common Stock that are subject to a performance based earn-out, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back by the Company. The Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. The transactions contemplated by the Merger Agreement are expected to close in the Company’s third quarter of 2023.

If the issuance of the Closing Share Consideration would result in the aggregate number of shares of the Company’s Common Stock issued under the Merger Agreement equaling or exceeding 19.99% of the total number of shares of the Company’s Common Stock issued and outstanding immediately prior to the Closing (the “Share Cap”), then the Company will issue the remainder of the Closing Share Consideration in the form of the Company’s newly designated series of Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock which will be filed by the Company with the Secretary of State of Delaware on the Closing Date in accordance with Section 151(a) of the Delaware General Corporation Law, each share of Preferred Stock will automatically convert into one thousand (1,000) shares of Common Stock upon stockholder approval of the issuance of the shares of Common Stock issuable upon such conversion and shall cease to have any rights other than with respect to conversion.

The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The common stock and preferred stock consideration to be issued in connection with the Acquisition (including any shares issued upon the satisfaction of the performance based earn-out) will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2023, the board of directors of the Company approved and adopted an amendment (the “Charter Amendment”) to the Company’s existing amended and restated certificate of incorporation to change the name of the Company from “Carmell Therapeutics Corporation” to “Carmell Corporation.” A copy of the Charter Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 27, 2023, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01 and in Exhibits 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is not to be incorporated by reference into any filing of the registrant under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Company has prepared an investor presentation with respect to the Acquisition for use in meetings with potential investors. A copy of the investor presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Third Amended and Restated Certificate of Incorporation.

10.1*	Agreement and Plan of Merger, by and among Carmell Corporation, Aztec Merger Sub, Inc. and Axolotl Biologix, Inc., dated July 26, 2023.

99.1	Press Release of Carmell Corporation, dated July 27, 2023.

99.2	Investor Presentation of Carmell Corporation, dated August 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the staff of the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2023	CARMELL CORPORATION

	By:	/s/ Rajiv Shukla
Rajiv Shukla
Executive Chairman